Exhibit 23.b

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 concerning 680,000 limited partnership interests of The Jones Financial Companies, L.L.L.P. ("JFC") of our report dated February 20, 1998, included in the Form 10-K of JFC for the year ended December 31, 1997 and to the incorporation by reference of all references to our firm included in the Registration Statement.


                                 /s/   Arthur Andersen LLP

                                 ARTHUR ANDERSEN LLP


St. Louis, Missouri
May 8, 1998